Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated June 2, 2022, on the consolidated financial statements of Worthy Property Bonds, Inc. as of March 31, 2022 and for the period from April 9, 2021 (inception) to March 31, 2022 included in this Amendment No. 5 to the Regulation A Offering Statement of Worthy Property Bonds, Inc., on Form 1-A/A, and to the reference to our firm under the heading “Experts”.

/s/ Assurance Dimensions

ASSURANCE DIMENSIONS

Margate , Florida

June 21, 2022